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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Partners of
EXCO Partners, LP:

We consent to the use of our report dated September 11, 2007, with respect to the balance sheet of EXCO Partners, LP as of September 7, 2007, included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Dallas, Texas
September 13, 2007

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Consent of Independent Registered Public Accounting Firm